                                                                    EXHIBIT 10.6

                               The Morse Company
                       12770 Coit Road, Suite 1216, LB 76
                                Dallas, TX 75251
                                 (972) 980-2800

                       Contact:  Scott A. Morse, CCIM
                                 Scott M. Jessen, CCIM
                                 Mark A. Taylor, Transaction Director

                           CHORUM TECHNOLOGIES, INC.

                              LEASE SUMMARY SHEET

Landlord:                GUS Enterprises - XII L.L.C, C/O Mr. Jeffrey Swanson
Address:                 Cabot Advisors
City/State:              Two Center Plaza, Suite 200, Boston. MA 02108-1906
Phone:                   617-624-6902
Site Address:            1301 and 1303 East Arapaho Road, Richardson, TX 75081
Lease Date:              November 11. 1999
Term:                    61 Months
Commencement:            December 1, 1999
Termination:             December 31, 2004
Size:                    56,023 square feet
Rental Rate:             $10.00 Gross square foot
Monthly Rental:          $46,685.83
Total Rental:            $2,801,149.80
Security Deposit:        $500,000 Declining Letter of Credit
Prepaid Rental:          N/A
Escalation Provision:    2000 Base Year
Parking:                 Total:  220
Finish Allowance:        $630,000.00
Expansion:               First Fight of Refusal on adjacent building
Renewal Option:          One (1) - Two (2) year renewal
Special Provisions:      One (1) month free rent

                                 CABOT ADVISORS
                                 --------------
                          INDUSTRIAL REAL ESTATE LEASE
                          ----------------------------
                            Multi-Tenant Gross Form
                            -----------------------


                               TABLE OF CONTENTS

ARTICLE 1 - BASIC TERMS.......................................................1

ARTICLE 2 - PREMISES..........................................................3

ARTICLE 3 - LEASE TERM........................................................3

ARTICLE 4-  RENT..............................................................3

ARTICLE 5 - PROPERTY TAXES....................................................5

ARTICLE 6 - UTILITIES.........................................................6

ARTICLE 7 - INSURANCE.........................................................6

ARTICLE 8 - COMMON AREAS......................................................9

ARTICLE 9 - USE OF PREMISES..................................................11

ARTICLE 10 - CONDITION AND MAINTENANCE OF PREMISES...........................13

ARTICLE 11 - DAMAGE OR DESTRUCTION...........................................16

ARTICLE 12 - CONDEMNATION....................................................17

ARTICLE 13 - ASSIGNMENT AND SUBLETTING.......................................18

ARTICLE 14 - DEFAULTS AND REMEDIES...........................................19

ARTICLE 15 - PROTECTION OF LENDERS...........................................23

ARTICLE 16 - LEGAL COSTS.....................................................24

ARTICLE 17 - MISCELLANEOUS PROVISIONS........................................25

EXHIBIT A - THE PROPERTY....................................................A-1

EXHIBIT B - THE PREMISES....................................................B-1

EXHIBIT C - RULES AND REGULATIONS...........................................C-1

EXHIBIT D - TENANT IMPROVEMENTS/ALLOWANCE...................................D-1

EXHIBIT E - INTENTIONALLY DELETED...........................................E-1

EXHIBIT F - HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE......................F-1

EXHIBIT G - RIGHT OF FIRST REFUSAL..........................................G-1

EXHIBIT H - OPTION TO EXTEND................................................H-1

EXHIBIT I - ENVIRONMENTAL ASSESSMENT........................................I-1

                            ARTICLE 1 - BASIC TERMS


The following terms used in this Lease shall have the meanings set forth below.

1.01 Date Of Lease:                       November 11, 1999

1.02 Landlord (legal entity):             GUS Enterprises - XII, L.L.C., a New
                                          Jersey limited liability company

1.03 Tenant (legal entity):               Chorum Technologies, Inc., a
                                          Delaware corporation

1.04 Tenant's Guarantor:                  N/A

1.05 Address of Property:                 1301 and 1303 East Arapaho Road
                                          Richardson, Texas 75081

1.06 Property Rentable Area:              Approximately 112,046 square feet

1.07 Premises Rentable Area:              Approximately 56,023 square feet

1.08 Tenant's Initial Pro Rata Share:     50%

1.09 Lease Term:                          61 months beginning on the Lease
                                          Commencement Date, subject to
                                          extension as provided in Exhibit H

1.10 Lease Commencement Date:             December 1,1999

1.11 Permitted Uses:                      Office, laboratory, and light
                                          manufacturing

1.12 Broker(s):                           Mark V Commercial Real Estate; The
                                          Morse Company

1.13 Initial Security Deposit:            $500,000 (See Section 17.16)

1.14 Parking Spaces Allocated to Tenant:  220 spaces

1.15 Base Rent:

-------------------------------------------------------------------------
Months             Base Rent Per Month *          Base Rent Per Year *
-------------------------------------------------------------------------
1                  $0.00
-------------------------------------------------------------------------
2 - 61             $46,685.83                     $560,230.00
-------------------------------------------------------------------------

*Plus any applicable sales and/or rental tax

1.16 Other Charges Payable by Tenant:

     (i)    Real Property Taxes (Article 5);
     (ii)   Utilities (Article 6);
     (iii)  Insurance Premiums (Article 7);
     (iv)   CAM Expenses (Article 8);

1.17 Address of Landlord for Notices:

     c/o Cabot Advisors
     Two Center Plaza, Suite 200
     Boston, MA 02108-1906
     Attn: Jeffrey Swanson

1.18 Address of Tenant for Notices:

     1301 East Arapaho Road
     Richardson, TX 75081
     Attn: Kent Coker

1.19 Fiscal Year:  December 31

1.20 Base Year:    2000

1.21 Exhibits:     Exhibit A  The Property
                   Exhibit B  The Premises
                   Exhibit C  Rules & Regulations
                   Exhibit D  Tenant Improvements/Allowance
                   Exhibit E  Guaranty of Lease (INTENTIONALLY DELETED)
                   Exhibit F  Hazardous Materials Disclosure Certificate
                   Exhibit G  Right of First Refusal
                   Exhibit H  Option to Extend
                   Exhibit I  Environmental Assessment

                              ARTICLE 2 - PREMISES

2.01 Premises. The Premises are described in Exhibit B and are a part of the
     --------                                ----------
Property, which is described in Exhibit A. The Property includes all the land,
                                ---------
building(s), and all other improvements located on the land including the common areas described in Article 8.

                             ARTICLE 3 - LEASE TERM

3.01 Lease of Premises for Lease Term. Landlord leases the Premises to Tenant
     --------------------------------
and Tenant leases the Premises from Landlord for the Lease Tenn. The Lease Term shall begin on the Lease Commencement Date.

3.02 Delay in Commencement. Landlord shall not be liable, except in the case of
     ---------------------
Landlord's gross negligence or willful misconduct, to Tenant if Landlord shall not deliver possession of the Premises to Tenant on the Lease Commencement Date. Landlord's non-delivery of the Premises to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease, and the Lease Commencement Date shall be postponed to the date possession of the Premises shall be delivered to Tenant. In such event, Landlord and Tenant shall execute an amendment to this Lease setting forth the Lease Commencement Date and expiration date of this Lease. Failure to execute such amendment shall not affect the Lease Commencement Date and expiration date of this Lease.

3.03 Earl Occupancy. If Tenant shall occupy the Premises prior to the Lease
     --------------
Commencement Date, Tenant's occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all charges specified in this Lease during the early occupancy period.

3.04 Holding Over. Tenant shall vacate the Premises upon the expiration or
     ------------
earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages, costs, liabilities and expenses, including attorneys' fees, which Landlord shall incur on account of Tenant's delay in so vacating the Premises. If Tenant shall not vacate the Premises upon the expiration or earlier termination of this Lease, the Base Rent shall be increased to 150% of the Base Rent then in effect and Tenant's obligation to pay Additional Rent shall continue, but nothing herein shall limit any of Landlord's rights or Tenant's obligations arising from Tenant's failure to vacate the Premises, including, without limitation, Landlord's right to repossess the Premises and remove Tenant therefrom at any time after the expiration or earlier termination of this Lease and Tenant's obligation to reimburse and indemnify Landlord as provided in the preceding sentence.

                                ARTICLE 4 - RENT

4.01 Base Rent. On the first day of each month during the Lease Term, Tenant
     ---------
shall pay to Landlord the Base Rent as described in Section 1.15 of this Lease in lawful money of the United States, in advance and without offset, deduction, or prior demand. The Base Rent shall be payable at Landlord's address or at such other place or to such other person as Landlord may designate in writing from time to time.

4.02 Additional Rent. All sums payable by Tenant under this Lease other than
     ---------------
Base Rent shall be deemed "Additional Rent;" the term "Rent" shall mean Base Rent and Additional Rent. Landlord shall estimate in advance and charge to Tenant the following costs, to be paid with the Base Rent on a monthly basis throughout the Lease Term: (i) all Real Property Taxes for which Tenant is liable under Article 5 of this Lease, (ii) all utility costs (if utilities are not separately metered) for which Tenant is liable under Article 6 of this Lease, (iii) all insurance premiums for which Tenant is liable under Article 7 of this Lease and (iv) all CAM Expenses for which Tenant is liable under Article 8 of this Lease. Collectively, the aforementioned Real Property Taxes, insurance, utility, and CAM Expenses shall be referred to as the "Total Operating Costs" Landlord may adjust its estimates of Total Operating Costs at any time, consistent with the practices of landlords of like and comparable properties in the area, but no more than two (2) times during any calendar year, based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next Rent payment date after notice to Tenant. Within one hundred twenty (120) days after the end of each Fiscal Year during the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Total Operating Costs paid or incurred by Landlord during the preceding fiscal year and Tenant's Pro Rata Share (as defined in Section
4.05 of this Lease) of such expenses. Within thirty (30) days after Tenant's receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) in order that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period. In addition to its obligation to pay Base Rent and Tenant's Pro Rata Share of Total Operating Expenses, Tenant is required hereunder to pay directly to suppliers, vendors, carriers, contractors, etc. certain insurance premiums, utility costs, personal property taxes, maintenance and repair costs and other expenses, collectively "Additional Expenses." If Landlord pays for any Additional Expenses in accordance with the terms of this Lease, Tenant's obligation to reimburse such costs shall be an Additional Rent obligation payable in full with the next monthly Rent payment. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. Rent for any partial month shall be prorated.

4.03 Late Charge. Tenant hereby acknowledges that late payment by Tenant to
     -----------
Landlord of Rent and other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Property. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord within five (5) days following the due date, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

4.04 Interest. Any Rent or other amount due to Landlord, if not paid when due,
     --------
shall bear interest from the date due until paid at the rate of fifteen percent (15%) per annum or, if a higher rate is legally permissible, at the highest rate legally permitted, provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant. Notwithstanding the preceding, the failure to pay Rent when due shall not incur interest charges for the first two (2) occurrences in any consecutive twelve (12) month period if payment is made by Tenant within five
(5) days of written notice of such failure to pay.

4.05 Tenant's Pro Rata Share. "Tenant's Pro Rata Share" shall be calculated by
     -----------------------
dividing the Premises Rentable Area by the Property Rentable Area, which is leased or held for lease by tenants, as of the date on which the computation shall be made. Tenant's Initial Pro Rata Share is set forth in Section 1.08 and is subject to adjustment based on the aforementioned formula.

                           ARTICLE 5 - PROPERTY TAXES

5.01 Real Property Taxes. Landlord shall pay the "Base Real Property Taxes", as
     -------------------
defined hereunder, on the Property during the Lease Tenn. Base Real Property Taxes are Real Property Taxes, as described in Section 5.02 hereunder, applicable to the Property for the Base Year. If the improvements on the Property are not completed as of the Property assessment date of such tax fiscal year, Base Real Property Taxes shall be adjusted to reflect taxes as shown on the first tax bill which incorporates the fully assessed value of the property after construction of the improvements. Tenant shall pay to Landlord Tenant's Pro Rata Share of the amount, if any, by which the Real Property Taxes payable during the Lease Term exceed the Base Real Property Taxes. Tenant shall make such payments in accordance with Section 4.02. If Landlord shall receive a refund of any Real Property Taxes with respect to which Tenant shall have paid Tenant's Pro Rata Share, Landlord shall refund to Tenant, Tenant's Pro Rata Share of such refund after deducting therefrom the costs and expenses incurred in connection therewith.

5.02 Definition of "Real Property Tax." "Real Property Tax" shall mean taxes,
     ----------------------------------
assessments (special, betterment, or otherwise), levies, fees, rent taxes, excises, impositions, charges, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed against the Property or any Rent or other sums payable by any tenants or occupants thereof. Real Property Tax shall include Landlord's costs and expenses of contesting any Real Property Tax, up to and not to exceed the amount of tax savings realized from such efforts. If at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Property or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy, or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then all of such taxes, assessments, levies, or charges, to the extent so measured or based, shall be deemed to be a Real Property Tax.

5.03 Personal Property Taxes. Tenant shall pay directly all taxes charged
     -----------------------
against trade fixtures, furnishings, equipment, inventory, or any other personal property belonging to Tenant. Tenant shall use its best efforts to have personal property taxed separately from the Property. If any of Tenant's personal property shall be taxed with the Property, Tenant shall pay Landlord the taxes for such personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

                             ARTICLE 6 - UTILITIES

6.01 Utilities. Tenant shall promptly pay, directly to the appropriate supplier,
     ---------
the cost of all natural gas, heat, cooling, energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises, allocable to the period from the time Tenant shall first enter the Premises, throughout the Lease Term and thereafter as long as Tenant shall remain in the Premises (collectively, the "Occupancy Period"), together with any related installation or connection charges or deposits (collectively "Utility Costs"). If any services or utilities are jointly metered with other premises, Landlord shall make a reasonable determination of Tenant's proportionate share of such Utility Costs and Tenant shall pay such share to Landlord in accordance with Section 4.02. Landlord shall not be liable for damages, consequential or otherwise, nor shall there be any rent abatement arising out of any curtailment or interruption whatsoever in utility services. Utilities serving the Common Areas (as defined in Article 8) exclusively shall be accounted for as described in Article 8.

                             ARTICLE 7 - INSURANCE

7.01 Liability Insurance. During the Occupancy Period, Tenant shall maintain in
     -------------------
effect commercial general liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury at the Premises, including contractual liability. Such insurance shall name Landlord, its property manager, any mortgagee, and Cabot Advisors, as additional insureds. The initial amount of such insurance shall be Five Million Dollars ($5,000,000) per occurrence and shall be subject to periodic increases specified by Landlord based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers, and other relevant factors. The liability insurance obtained by Tenant under this Section 7.01 shall (i) be primary and (ii) insure Tenant's obligations to Landlord under
Section 7.09. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Premises and the Property. The policy obtained by Landlord shall not provide primary insurance, shall not be contributory and shall be excess over any insurance maintained by Tenant.

7.02 Worker's Compensation Insurance. During the Occupancy Period, Tenant shall
     -------------------------------
maintain in effect Worker's Compensation Insurance (including Employers' Liability Insurance) in the statutory amount covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located.

7.03 INTENTIONALLY DELETED.
     ---------------------

7.04 Personal Property Insurance. During the Occupancy Period, Tenant shall
     ---------------------------
maintain in effect Personal Property Insurance covering leasehold improvements paid for by Tenant and Tenant's personal property and fixtures from time to time in, on, or at the premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under "All Risk Coverage," as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive any proceeds from the Personal Property Insurance allocable to Tenant's leasehold improvements.

7.05 INTENTIONALLY DELETED.
     ---------------------

7.06 Landlord's Property and Rental Income Insurance. During the Lease Term,
     -----------------------------------------------
Landlord shall maintain in effect all risk insurance covering loss of or damage to the Property in the amount of its replacement value with such endorsements and deductibles as Landlord shall determine from time to time. Landlord shall have the right to obtain flood, earthquake, and such other insurance as Landlord shall determine from time to time or shall be required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one (1) year's Base Rent, plus estimated Real Property Taxes, CAM Expenses, Utility Costs and insurance premiums for one (1) year. Tenant shall be liable for the payment of any deductible amount under Landlord's insurance maintained pursuant to this
Article 7, in an amount not to exceed Twenty-Five Thousand Dollars ($25,000). Tenant shall not do or permit anything to be done which shall invalidate any such insurance. Any increase in the cost of Landlord's insurance due to Tenant's use or activities at the Premises shall be paid by Tenant to Landlord as Additional Rent hereunder.

7.07 Payment of Insurance Premiums.
     -----------------------------

(a) Landlord shall pay the premiums of the insurance policies maintained by Landlord under Section 7.06 and Section 7.01 (if applicable), and Tenant shall reimburse Landlord for Tenant's Pro Rata Share of the amount, if any, by which such premiums exceed the Base Premiums, as defined hereunder, allocable to the Occupancy Period. Tenant shall make such reimbursement payments in accordance with Section 4.02. If the Property has been previously fully occupied, the Base Premiums shall be the insurance premiums applicable to the Base Year. If the Property has not been previously fully occupied or has been occupied less than twelve (12) months, the Base Premiums shall be the lowest annual premiums reasonably available as of the Lease Commencement Date for the insurance (meeting the provisions of Section 7.08 hereunder) described in Section 7.06 and Section 7.01 (if applicable).

(b) Tenant shall pay directly the premiums of the insurance policies maintained by Tenant under Sections 7.01, 7.02, 7.03, 7.04, and 7.05.

7.08 General Insurance Provisions.
     ----------------------------

(a) Any insurance which Tenant shall be required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

(b) Prior to the earlier of Tenant's entry into the Premises or the Lease Commencement Date, Tenant shall deliver to Landlord an insurance company certificate that Tenant maintains the insurance required by Sections 7.01, 7.02, 7.03, 7.04 and 7.05 and not less than thirty (30) days prior to the expiration or termination of any such insurance, Tenant shall deliver to Landlord renewal certificates therefor. Tenant shall provide Landlord with copies of the policies promptly upon request from time to time. If Tenant shall fail to deliver any certificate or renewal certificate to Landlord required under this Lease within the prescribed time period or if any such policy shall be canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord, as Additional Rent, for 110% of the cost of such insurance within ten (10) days after receipt of a statement of the cost of such insurance.

(c) Tenant shall maintain all insurance required under this Lease with companies having a "General Policy Rating" of A-, X or better, as set forth in the most current issue of the Best Key Rating Guide.

(d) Landlord and Tenant, on behalf of themselves and their insurers, each hereby waive any and all rights of recovery against the other, the officers, members, partners, employees, agents, or representatives of the other, and the officers, members, partners, employees, agents or representatives of each of the, foregoing, for loss of or damage to its property or the property of others under its control, if such loss or damage shall be covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage, or required to be carried under this Article 7. All property insurance carried by either party shall contain a waiver of subrogation against the other party to the extent such right shall have been waived by the insured party prior to the occurrence of loss or injury.

          7.09 Indemnity. To the fullest extent permitted by law, Tenant hereby
               ---------
waives all claims against Landlord, its agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders (each a "Landlord Party"), and the agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders of each Landlord Party (collectively "the Indemnitees") for damage to any property or injury to or death of any person in, upon or about the Premises or the Property arising at any time and from any cause, and Tenant shall hold Indemnitees harmless from and defend Indemnitees from and against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses including reasonable attorney's fees for damage to any property or injury to or death of any person arising in or from (i) the use or occupancy of the Premises by Tenant or persons claiming under Tenant, except such as is caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents, contractors, or invitees in, upon or about the Property, or (iii) arising out of any breach or default by Tenant under this Lease. The foregoing shall include reasonable investigation costs and all reasonable costs and expenses incurred by Landlord in connection with any claim or demand made under this Section. The provisions of this Section 7.09 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring prior to such time.

                            ARTICLE 8 - COMMON AREAS

8.01 Common Areas. As used in this Lease, "Common Areas" shall mean all areas
     ------------
within the Property which are available for the common use of tenants of the Property and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, access roads, landscaping, and planted areas. Landlord, from time to time, may change the size, location, nature, and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant's use of the Premises.

8.02 Use of Common Areas. Tenant shall have the non-exclusive right (in common
     -------------------
with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations ("Rules and Regulations") as Landlord may establish or modify from time to time and as initially set forth in Exhibit C.
                                                                    ---------
Tenant shall abide by all such Rules and Regulations and shall use its best efforts to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's Rules and Regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's reasonable judgment, are desirable to maintain or improve the Property. Tenant shall not interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas.

8.03 Vehicle Parking. Tenant shall be entitled to use the 220 Parking Spaces
     ---------------
Allocated to Tenant without paying any additional Rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Property or on the adjacent public streets except in accordance with the Rules and Regulations. Vehicles shall be parked only in striped parking spaces and not in driveways or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. Tenant shall not park at any time more vehicles in the parking area than the number of Parking Spaces Allocated to Tenant.

8.04 Common Area Maintenance. Subject to Articles 11 and 12, Landlord shall
     -----------------------
maintain the Common Areas in good order, condition, and repair. Common Area Maintenance expenses ("CAM Expenses") are all costs and expenses associated with the operation and maintenance of the Common Areas and the repair and maintenance of the heating, ventilation, air conditioning, plumbing, electrical, utility, and safety systems (to the extent not performed by Tenant), including, but not limited to, the following: gardening and landscaping; snow removal; utility, water and sewage services for the Common Areas; maintenance of signs (other than tenants' signs); worker's compensation insurance; personal property taxes; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; routine maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; repair and maintenance of paving (including sweeping, striping, repairing, resurfacing, and repaving); general maintenance; painting; lighting; cleaning; refuse removal; security and similar items; reserves for roof replacement, exterior painting and other appropriate reserves; capital repairs and replacements as set forth below; and a property management fee not to exceed 3% of gross receipts. Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in CAM Expenses. With respect to any CAM Expenses which are included for the benefit of the Property and other property, Landlord shall make a reasonable allocation of such cost between the Property and such other property. CAM Expenses shall not include: (a) the cost of capital repairs and replacements, provided, however, that the annual amortized value (based on the useful life of the item under generally accepted accounting principles) of any such capital repair or replacement to the Common Areas or the plumbing, electrical, utility and safety systems serving the Property shall be included in the CAM Expenses each year during the term of this Lease consistent with Landlord's obligations under Section 10.03; and (b) the cost of capital-improvements, provided, however, that the annual amortized value (based on the useful life of the item under generally accepted accounting principles) of any capital improvement undertaken to reduce CAM Expenses or made in order to comply with legal requirements shall be included in CAM Expenses each year during the term of this Lease.

8.05 Tenant's Payment of CAM Expenses. Tenant shall pay Tenant's Pro Rata Share
     --------------------------------
of the amount, if any, by which CAM Expenses exceed the Base CAM Expenses, as defined hereunder, allocable to the Lease Term. The Base CAM Expenses shall be the CAM Expenses for the Base Year. Notwithstanding anything to the contrary, Tenant shall be responsible for Tenant's Pro Rata Share of utilities for the Common Areas.

8.06 Tenant Audit. Tenant shall have the right to audit the CAM Expenses, during
     ------------
normal business hours at the property manager's office by providing Landlord with at least ten (10) business days prior notice, no more than one time per calendar year, and if such audit shows a discrepancy of more than 5% of CAM Expenses charged to Tenant, Landlord will pay the reasonable cost of the audit in an amount not to exceed $2,000.

                          ARTICLE 9 - USE OF PREMISES

9.01 Permitted Uses. Tenant may use the Premises only for the Permitted Uses.
     --------------

9.02 Manner of Use. Tenant shall not cause or permit the Premises to be used in
     -------------
any way which shall constitute a violation of any law, ordinance, restrictive covenants or governmental regulation or order, which shall annoy or interfere with the rights of tenants of the Property, or which shall constitute a nuisance or waste. Tenant shall obtain and pay for all permits, including a certificate of occupancy, and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, notes, regulations, orders, covenants and requirements regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act and the Americans With Disabilities Act

("ADA"). Notwithstanding anything to the contrary in this Lease, Tenant's
  ---
obligation to comply with the ADA shall be limited to the interior of the Premises, and Landlord shall be obligated to comply with the ADA as it relates to the exterior of the Premises.

9.03 Hazardous Materials. Prior to executing this Lease, Tenant has completed,
     -------------------
executed and delivered to Landlord a Hazardous Materials Disclosure Certificate ("Initial Disclosure Certificate"), a fully completed copy of which is attached hereto as Exhibit F and incorporated herein by this reference. Tenant covenants,
          ----------
represents and warrants to Landlord that the information on the Initial Disclosure Certificate is true and correct and accurately describes all Hazardous Materials (as defined below) which will be manufactured, treated, used or stored on or about the Premises by Tenant or Tenant's agents. Tenant shall on each anniversary of the Lease Commencement Date and at such other times as Tenant desires to manufacture, treat, use or store on or about the Premises new or additional Hazardous Materials which were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an "Updated Disclosure Certificate") describing Tenant's then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificate shall be in the same format as that which is set forth in Exhibit G or in such updated format as
                                     ----------
Landlord may require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than thirty days prior to the date Tenant intends to commence the manufacture, treatment, use or storage of new or additional Hazardous Materials on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Materials in its sole and absolute discretion. Tenant shall make no use of Hazardous Materials on or about the Premises except as described in the Initial Disclosure Certificate or-as otherwise approved by Landlord in writing in accordance with this Section 9.03.

As used in this Lease, the term "Hazardous Material" shall mean any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without (a) the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and (b) complying with all applicable federal, state and local laws or ordinances pertaining to the transportation, storage, use or disposal of such Hazardous Materials, including but not limited to obtaining proper permits. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

If Tenant's transportation, storage, use or disposal of Hazardous Materials on the Premises results in the contamination of the soil or surface or ground water or loss or damage to person(s) or property, then Tenant agrees to: (a) notify Landlord immediately of any contamination, claim of contamination, loss or damage, (b) after consultation with the Landlord, clean up the contamination in full compliance with all applicable statutes, regulations and standards and (c) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorney's fees and costs, arising from or connected with any such contamination, claim of contamination, loss or damage. Tenant agrees to fully cooperate with Landlord and provide such documents, affidavits and information as may be requested by Landlord (i) to comply with any environmental law, (ii) to comply with the request of any lender, purchaser or tenant, and/or (iii) for any other reason deemed necessary by Landlord in its sole discretion. Tenant shall notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a governmental authority under any environmental law, will promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any environmental law and'-will promptly pay when due any fine or assessment against Landlord, Tenant or the Premises relating to any violation of an environmental law during the term of this Lease. If a lien is filed against the Premises by any governmental authority resulting from the need to expend or the actual expending of monies arising from an act or omission, whether intentional or unintentional, of Tenant, its agents, employees or invitees, or for which Tenant is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Premises is located, then Tenant shall, within thirty (30) days from the date that Tenant is first given notice that such lien has been placed against the Premises (or within such shorter period of time as may be specified by Landlord if such governmental authority has commenced steps to cause the Premises to be sold pursuant to such lien) either (i) pay the claim and remove the lien, or (ii) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Landlord and is sufficient to effect a complete discharge of such lien on the Premises. Landlord shall have the right, but not the obligation, without in any way limiting Landlord's other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous

Materials present on, in, at, under or emanating from the Premises or the Property in violation of Tenant's obligations under this Lease or under any laws regulating Hazardous Materials. Notwithstanding any other provision of this Lease, Landlord shall have the right, at its election, in its own name or as Tenant's agent, to negotiate, defend, approve and appeal, at Tenant's expense, any action taken or order issued by any governmental agency or authority with any governmental agency or authority against Tenant, Landlord or the Premises or Property relating to any Hazardous Materials or under any related law or the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Section 9.03. Prior to or promptly after the expiration or termination of this Lease, Landlord may require an environmental audit of the Premises by a qualified environmental consultant. If the environmental audit finds contamination caused by the Tenant, Tenant shall pay the costs of such an environmental audit and shall, at it sole cost and expense, take all actions recommended in such audit to remediate any environmental conditions. The provisions of this Section 9.03 shall survive the expiration or earlier termination of this Lease.

9.04 Signs and Auctions. Tenant shall not place any signs on the Property
     ------------------
without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Subject to design approval by Landlord and compliance with all applicable governmental requirements, Tenant may, at its sole cost and expense, place identifying signage on the Premises. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

9.05 Landlord's Access. Landlord or its agents may enter the Premises at all
     -----------------
reasonable times to show the Premises to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant a minimum of 24-hour prior notice (which may be oral) of such entry, except in the case of an emergency, in which event Landlord shall make reasonable efforts to notify Tenant. Landlord may place customary "For Sale" or "For Lease" signs on the Premises.

               ARTICLE 10 - CONDITION AND MAINTENANCE OF PREMISES

10.01 Existing Conditions. Except as provided in Section 10.03 and Exhibit D
      -------------------                                          ---------
attached hereto, Tenant shall accept the Property and the Premises in their condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto.

10.02 Exemption of Landlord from Liability. Tenant shall insure its personal
      ------------------------------------
property under an all risk full replacement cost property insurance policy as provided in Section 7.04. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about Property, or from other sources or places; or (d) any act or omission of any other tenant of the Property. Tenant shall give Landlord prompt notice upon the occurrence of any accident or casualty at the Premises. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 10.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

10.03 Landlord's Obligations. Subject to the provisions of Article 11 (Damage or
      ----------------------
Destruction) and Article 12 (Condemnation), and except for damage caused by any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Landlord shall keep the foundation, roof, building systems (other than the heating, ventilating and air conditioning system), structural supports and exterior walls of the improvements on the Property in good order, condition and repair. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of walls. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair. Tenant hereby waives the benefit of any present or future law which provides Tenant the right to repair the Premises- or Property at Landlord's expense or to terminate this Lease because of the condition of the Property or Premises. Notwithstanding anything to the contrary in this Lease, if any part of the HVAC system requires repair or replacement prior to the first anniversary of the Lease Commencement Date, Landlord, at its sole cost and expense, shall be responsible for prompt repair or replacement of such part. Landlord and Tenant further agree that, in the event such repair or replacement is required to be made prior to the first anniversary of the Lease Commencement Date, Tenant shall have such repair or replacement work completed and shall invoice Landlord for the reasonable costs of such repairs or replacements. Notwithstanding the preceding, except in an emergency (to be determined in Tenant's reasonable discretion), prior to undertaking such repair or replacement work, Tenant shall provide Landlord with a scope of work and an estimation of cost, and Landlord shall have three (3) business days in which to approve or disapprove such costs, its approval not to be unreasonably withheld.

10.04 Tenant's Obligations.
      --------------------

(a) Repair and Maintenance. Except as provided in Exhibit D, Section 10.03,
    ----------------------
Article 11 (Damage or Destruction) and Article 12 (Condemnation), Tenant shall keep all portions of the Premises (including systems and equipment) and the heating, ventilating and air conditioning system in good order, condition and repair (including repainting and refinishing, as needed). If any portion of the Premises or any system or equipment in the Premises which Tenant shall be obligated to repair can not be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment, regardless of whether the benefit of such replacement extends beyond the Lease Term. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a heating and air conditioning contractor, such contract and such contractor to be approved by Landlord. In the event Tenant fails to maintain such preventive maintenance contract during the Lease Term, Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for maintenance of the heating and air conditioning system at Tenant's expense. Tenant shall be responsible, at its sole cost and expense, for janitorial service to the Premises. Landlord shall, at Tenant's expense, repair any damage to the portions of the Property Landlord shall be required to maintain caused by Tenant's acts or omissions. Notwithstanding anything to the contrary in this Section 10.04, Tenant's responsibility as to the existing HVAC system only, such limitation not to include any additional HVAC components Tenant adds as part of Tenant's Improvement Work (as defined in Exhibit D) for which Tenant shall be solely responsible, until the first anniversary of the Lease Commencement Date shall be limited to routine maintenance, Landlord assuming responsibility for any repairs or replacements during the first Lease year (subject to the provisions of Section 10.03 above).

(b) Tenant's Expense. Tenant shall fulfill all of Tenant's obligations under
    ----------------
this Section 10.04 at Tenant's sole expense. If Tenant shall fail to maintain, repair or replace the Premises as required by this Section 10.04, Landlord may, upon thirty (30) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs reasonably incurred in performing such maintenance, repair or replacement immediately upon demand.

10.05 Alterations. Additions. and Improvements.
      ----------------------------------------

(a) Tenant's Work. Tenant shall not make any installations, alterations,
    -------------
additions, or improvements in or to the Premises, either (i) with estimated costs exceeding $10,000 or (ii) affecting the building systems or the structural or exterior components of the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed in the case of (i) above but may be withheld in Landlord's sole discretion as the proposed work relates to (ii) above. Any such work so approved by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. If requested by Landlord on work requiring Landlord's approval, Tenant shall furnish to Landlord prior to commencement of any such work a bond or other security acceptable to Landlord assuring that any work by Tenant will be completed in accordance with the approved plans and specifications and that all subcontractors will be paid. Tenant shall employ for such work only contractors reasonably approved by Landlord and shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $3,000,000 and shall submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall indemnify and hold harmless Landlord from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and given notice of observed defects. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts and proof of payment for all labor and materials.

(b) No Liens. Tenant shall pay when due all claims for labor and material
    --------
furnished to the Premises and shall at all times keep the Property free from liens for labor and materials. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Premises, regardless of whether Landlord's consent to such work is required. Landlord may record and post notices of non-responsibility on the Premises.

10.06 Condition upon Termination. Upon the expiration or termination of this
      --------------------------
Lease, Tenant shall surrender the Premises to Landlord broom clean and in the condition which Tenant shall have been required to maintain the Premises under this Lease. Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article 11 (Damage or Destruction). Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Premises to their prior condition, all at Tenant's expense. With respect to any alterations, additions or improvements which require Landlord's approval, at the time of such approval Landlord shall specify if Tenant shall not be required to remove the same, and such items shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment, including clean room equipment, fixtures and related components, which can be removed without damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property), without Landlord's prior written consent; unless the same shall have been installed by Tenant at its expense: any power wiring or wiring panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air: conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment.

                       ARTICLE 11- DAMAGE OR DESTRUCTION

11.01 Damage to Premises.
      ------------------

(a) If the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty ("Casualty"), Tenant shall immediately notify Landlord in writing upon the occurrence of such Casualty. In the event of any Casualty that would take more than 120 days from the date of Casualty to restore, Landlord may elect either to (i) repair the damage caused by such casualty as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the casualty occurred. Landlord shall notify Tenant, within thirty (30) days after receipt of notice of the occurrence of the casualty, whether Landlord elects to repair the damage or terminate this Lease and the time Landlord's consultants estimate the restoration shall take (the "Casualty Notice"). If Landlord shall elect to
                             ---------------
repair the damage, Tenant shall pay Landlord the portion of the "deductible amount" (if any and not to exceed $25,000) under Landlord's insurance allocable to the damage to the Premises and, if the damage shall have been due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If the restoration is estimated to take more than 270 days from the date of the Casualty and provided the Casualty has not been caused by Tenant, Tenant may elect to terminate this Lease by providing written notice to Landlord within thirty (30) days from receipt of the Casualty Notice.

(b) If the casualty to the Premises shall occur during the last six (6) months of the Lease Term and the damage shall be estimated by Landlord to require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the casualty shall have occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within ten (10) days after Tenant's notice to Landlord of the occurrence of the casualty.

11.02 Temporary Reduction of Rent. If the Property shall be destroyed or damaged
      ---------------------------
by casualty and Landlord shall determine to repair or restore the Property pursuant to the provisions of this Article 11, any Rent (Base and Additional) payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises shall be impaired. Such reduction shall not exceed-the sum of one year's payment of Base Rent, insurance premiums and Real Property Taxes. Except for such possible reduction in Rent, Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of the Property.

11.03 Waiver. Tenant waives the protection of any statute, code or judicial
      ------
decision which shall grant a tenant the right to terminate a lease in the event of the damage or destruction of the leased property and the provisions of this
Article 11 shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of or to the Property.

                           ARTICLE 12 - CONDEMNATION

12.01 Condemnation. If more than twenty percent (20%) of the floor area of the
      ------------
Premises or more than twenty-five percent (25%) of the parking on the Property shall be taken by eminent domain, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall take title or possession). If neither Landlord nor Tenant shall terminate this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Premises. If this Lease shall be terminated, any condemnation award or payment shall be distributed to the Landlord. Tenant shall have no claim against Landlord for the value of the unexpired lease term or otherwise.

                     ARTICLE 13 - ASSIGNMENT AND SUBLETTING

13.01 Landlord's Consent Required. Other than an assignment or sublease to an
      ---------------------------
Affiliate, no portion of the Premises or of Tenant's interest in this Lease shall be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 13.02 below. Landlord shall have the right to grant or withhold its consent (reasonably exercised) as provided in Section 13.04 below. Any attempted transfer without consent shall be void and shall constitute a non curable breach of this Lease. For purposes of this Lease, the term "Affiliate" means (a) an entity that directly or indirectly controls, is controlled by or is under common control with Tenant, (b) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization or government action; or (c) a purchaser of substantially all of Tenant's assets and liabilities. The term "control" means the power to direct the management of such entity through voting
--------
rights, ownership or contractual obligations. For purposes of this Lease, sale of Tenant's capital stock through any public exchange or issuances for purposes of raising financing shall not be deemed an assignment, subletting, or any other transfer of the Lease or Premises.

13.02 No Release of Tenant. No assignment or transfer shall release Tenant or
      --------------------
change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from any other person shall not be a waiver of any provision of this Article 13. Consent to one transfer shall not be deemed a consent to any subsequent transfer or a waiver of the obligation to obtain consent on subsequent occasions. If Tenant's assignee or transferee shall default under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the assignee or transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee without notifying Tenant or obtaining its consent, and such action shall not release Tenant from any of its obligations or liabilities under this Lease as so assigned or modified. Notwithstanding the preceding, as an accommodation to Tenant, Landlord shall use reasonable efforts to notify Tenant of any subsequent assignment to a non-affiliate of the then current tenant; provided, however, that Landlord's failure to so notify Tenant shall not be considered a default hereunder.

13.03 Offer to Terminate. If Tenant shall desire to assign this Lease, except to
      ------------------
an Affiliate, or sublease more than 50% of the Premises, except to an Affiliate, for substantially the remaining term of the Lease, Tenant shall offer to Landlord in writing, the right to terminate this Lease as of the date specified in the offer. If Landlord shall elect in writing to accept the offer to terminate within twenty (20) days after receipt of notice of the offer, this Lease shall terminate as of the date specified in such offer and all the terms and provisions of this Lease governing termination shall apply. If Landlord shall not so elect, Tenant shall then comply with the provisions of this Article 13 applicable to such assignment or sublease.

13.04 Landlord's Consent. Tenant's request for consent under Section 13.01 shall
      ------------------
set forth the details of the proposed sublease, assignment or transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transaction (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, reasonably exercised, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Premises; (ii) the net worth and financial condition of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under this Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Tenant shall assign or sublease, the following shall apply: Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the Proceeds (defined below) on such transaction (such amount being Landlord's share) as and when received by Tenant, unless Landlord shall give notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. Proceeds shall mean (a) all rent and all fees and other consideration paid for or in respect of the assignment or sublease, including fees under any collateral agreements less (b) the rent and other sums payable under this Lease (in the case of a sublease of less than all of the Premises, allocable to the subleased premises) and all costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for reasonable real estate broker's commissions, standard costs or fees, and reasonable costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant shall be entitled to recover such reasonable costs and expenses before Tenant shall be obligated to pay Landlord's Share to Landlord. Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction shall be signed and from time to tune thereafter on Landlord's request, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Tenant shall promptly reimburse Landlord for all reasonable legal costs and expenses incurred by Landlord in connection with a request for a sublease or assignment of this Lease, not to exceed $1,000.

                       ARTICLE 14 - DEFAULTS AND REMEDIES

14.01 Covenants and Conditions. Tenant's performance of each of Tenant's
      ------------------------
obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance by Tenant of all covenants and conditions.

14.02 Defaults. Each of the following shall be an event of default under this
      --------
Lease:

(a) Tenant shall abandon or vacate the Premises (Tenant shall have the right to vacate the Premises on the condition that Tenant pays any costs associated with such vacating including, without limitation, (i) any increase in the cost of insurance premiums resulting from such vacating and (ii) any repair or cleanup costs associated with vandalism to the Premises);

(b) Tenant shall fail to pay Rent or any other sum payable under this Lease within five (5) days after it is due; provided, however, that the failure to pay such amount shall not be an event of default for the first two (2) occurrences in any consecutive twelve (12) month period if payment is made by Tenant within five (5) days of written notice of such failure to pay;

(c) Tenant shall fail to perform any of Tenant's other obligations under this Lease and such failure shall continue for a period of fifteen (15) days after notice from Landlord; provided that if more than fifteen (15) days shall be required to complete such performance, Tenant shall not be in default if Tenant shall commence such performance within the fifteen (15) day period and shall thereafter diligently pursue its completion.

(d) (i) Tenant shall make a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement shall be filed by or against Tenant and shall not be dismissed within sixty (60) days; (iii) a trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease and possession shall be subjected to attachment, execution or other judicial seizure which shall not be discharged within sixty (60) days. If a court of competent jurisdiction shall determine that any of the acts described in this subsection (d) is not a default under this Lease, and a trustee shall be appointed to take possession (or if Tenant shall remain a debtor in possession) and such trustee or Tenant shall assign, sublease, or transfer-Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment, transfer or sublease over the rent payable by Tenant under this Lease.

14.03 Remedies. On the occurrence of an event of default by Tenant, Landlord
      --------
may, at any time thereafter, with or without notice or demand (except as provided in Section 14.02) and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a) Terminate this Lease by written notice to Tenant or by entry, at Landlord's option. Tenant shall then immediately quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. Following termination, without prejudice to other remedies Landlord may have by reason of Tenant's default or of such termination, Landlord may (i) peaceably reenter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Lease Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make alterations and repairs to the Premises; and (iii) remove all personal property therefrom. Following termination, Landlord shall have all the rights and remedies of a landlord provided at law and in equity. The amount of damages Tenant shall pay to Landlord following termination shall include all Rent unpaid up to the termination of this Lease, costs and expenses incurred by Landlord due to such Event of Default and, in addition, Tenant shall pay to Landlord as damages, at the election of Landlord (if Landlord shall elect subsection (y) below, it may cease such election at any time), either (x) the amount, discounted to present value at the then Federal Reserve Bank discount rate, by which, at the time of the termination of this Lease or of Tenant's right to possession (or at any time thereafter if Landlord shall have initially elected damages under subsection (y) below), (i) the aggregate of the Rent and other charges projected over the period commencing with such termination and ending on the expiration date of this Lease exceeds (ii) the aggregate projected rental value of the Premises for such period, or (y) amounts equal to the Rent and other charges which would have been payable by Tenant had this Lease or Tenant's right to possession not been so terminated, payable upon the due dates therefor specified herein following such termination and until the expiration date of this Lease, provided, however, that if Landlord shall re-let the Premises during such period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, and the expenses of re-letting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, legal fees and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period equal to or shorter or longer than the remaining Lease Term; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting. In calculating the Rent and other charges under subsection (x) above, there shall be included, in addition to the Rent other considerations agreed to be paid or performed by Tenant, on the assumption that all such considerations would have remained constant (except as herein otherwise provided) for the balance of the full Term hereby granted. Landlord may, but need not, re-let the Premises or any part thereof for such rent and on such terms as it shall determine (including the right to re-let the Premises for a greater or lesser term than the Lease Term, the right to re-let the Premises as part of a larger area and the right to change the character or use made of the Premises). Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder. In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under the foregoing provisions of this Section 14.03(a), Landlord may, by notice to Tenant, at any time after this Lease shall be terminated under this Article 14 or shall be otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Base Rent and Additional Rent due for the twelve (12) months ended immediately prior to such termination plus the amount of Base Rent and Additional Rent of any kind accrued and unpaid at the time of termination.

(b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due.

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

If Landlord terminates Tenant's right-to possession without terminating the Lease after an event of default, Landlord shall use commercially reasonable efforts to relet the Premises; provided, however, (a) Landlord shall not be obligated to accept any tenant proposed by Tenant, (b) Landlord shall have the right to lease any other space controlled by Landlord first, and (c) any proposed tenant shall meet all of Landlord's leasing criteria.

14.04 Repayment of "Free" Rent. If this Lease provides for a postponement of any
      ------------------------
Base Rent or Additional Rent, a period of "free" Rent, reduced Rent, early occupancy, or other Rent concession, such postponed Rent, "free" Rent, reduced Rent or other Rent concession shall be referred to herein as the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all Rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Premises in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If an event of default shall occur, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such Rent abatement or other Rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

14.05 Automatic Termination: Damages. Notwithstanding any other term or
      ------------------------------
provision hereof to the contrary, this Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 14.03 hereof, including the filing of an unlawful detainer action against Tenant. On any termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord shall incur in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant, or the pursuing of any action with respect to Landlord's right to possession of the Premises. All such damages suffered (apart from Base Rent and other Rent payable hereunder) shall constitute pecuniary damages which shall be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceedings.

14.06 Cumulative Remedies. Except as otherwise expressly provided herein, any
      -------------------
and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

                       ARTICLE 15 - PROTECTION OF LENDERS

15.01 Subordination. At Landlord's election this Lease shall be automatically
      -------------
subordinate to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which shall acquire a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

15.02 Attornment. If Landlord's interest in the Property is acquired by any
      ----------
ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which shall give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

15.03 Signing of Documents. Tenant shall sign and deliver any instrument or
      --------------------
documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

15.04 Estoppel Certificates. Within ten (10) business days after Landlord's
      ---------------------
request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment;

(iv) that Landlord is not in default under this Lease (or if Landlord is claimed to be in default, setting forth such default in reasonable detail); and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer of the Property, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. If Tenant shall not deliver such statement to Landlord within such ten (10) business day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

15.05 Tenant's Financial Condition. Within ten (10) days after request from
      ----------------------------
Landlord from time to time, Tenant shall deliver to Landlord Tenant's audited financial statements for the latest available two (2) fiscal years (the latest year ending no more than twelve (12) months prior to Landlord's request). Such financial statements shall be delivered to Landlord's mortgagees and lenders and prospective mortgagees, lenders and purchasers. Tenant represents and warrants to Landlord that each such financial statement shall be true and accurate as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

                            ARTICLE 16 - LEGAL COSTS

16.01 Legal Proceedings. If either party brings a legal action to enforce any
      -----------------
term of the Lease or seek damages (or as to Landlord, seek possession of the Premises) for a breach of the Lease, the prevailing party in such action shall be entitled to its reasonable attorneys fees and costs incurred in such action. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability, including without limitation, legal fees and costs, Landlord shall incur if Landlord shall become or be made a party to any claim or action
(a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy or similar proceeding. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord shall incur in any such claim or action.

16.02 Landlord's Consent. Tenant shall pay Landlord's reasonable fees and
      ------------------
expenses, including, without limitation, legal, engineering and other consultants' fees and expenses, incurred in connection with Tenant's request for Landlord's consent under Article 13 (Assignment and Subletting) or in connection with any other act by Tenant which requires Landlord's consent or approval under this Lease.

                     ARTICLE 17 - MISCELLANEOUS PROVISIONS

17.01 Non-Discrimination. Tenant agrees that it will not permit any
      ------------------
discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

17.02 Landlord's Liability: Certain Duties.
      ------------------------------------

(a) Bind and Inure: Limitation of Landlord's Liability. The obligations of this
    --------------------------------------------------
Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Property shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Property. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, member, director, employee, advisor or beneficiary of Landlord, or any partner, trustee, stockholder, officer, member, director, employee, advisor or beneficiary of any of the foregoing, shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Property, and return of Tenant's Security Deposit under this Lease, if any, in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord, its partners, trustees, stockholders, members, officers, employees, advisors or beneficiaries, and the partners, trustees, stockholders, members, officers, employees, advisors or beneficiaries of any of the foregoing, shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

(b) Notice. Tenant shall give written notice of any failure by Landlord to
    ------
perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address shall have been furnished to Tenant. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) shall fail to cure such non-performance within thirty
(30) days after receipt of Tenant's notice. However, if such non-performance shall reasonably require more than thirty (30) days to cure, Landlord shall not be in default if such cure shall be commenced within such thirty (30) day period and thereafter diligently pursued to completion.

17.03 Severability. A determination by a court of competent jurisdiction that
      ------------
any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision of this Lease, which shall remain in full force and effect.

17.04 Interpretation. The captions of the Articles or Sections of this Lease are
      --------------
not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other, in any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission. This Lease shall not, and nothing contained herein, shall create a partnership or other joint venture between Landlord and Tenant.

17.05 Incorporation of Prior Agreements: Modifications. This Lease is the only
      ------------------------------------------------
agreement between the parties pertaining to the lease of the Premises and no other agreements shall be effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

17.06 Notices. All notices, requests and other communications required or
      -------
permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by a national overnight delivery service which maintains delivery records. Notices to Tenant shall be delivered to Tenant's Address for Notices. Notices to Landlord shall be delivered to Landlord's Address for Notices. All notices shall be effective upon delivery (or refusal to accept delivery). Either party may change its notice address upon written notice to the other party.

17.07 Waivers. All waivers shall be in writing and signed by the waiving party.
      -------
Landlord's failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound by to the conditions of such statement.

17.08 No Recordation. Tenant shall not record this Lease. Either Landlord or
      ----------------
Tenant may require that a notice, short form or memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

17.09 Bindinig Effect: Choice of Law. This Lease shall bind any party who shall
      ------------------------------
legally acquire any rights or interest in this Lease from Landlord or Tenant, provided that Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

17.10 Corporate Authority: Partnership Authority. If Tenant is a corporation,
      ------------------------------------------
each person signing this Lease on behalf of Tenant represents and warrants that
(s)he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.

If Tenant is a partnership or limited liability company, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership or a manager or managing member of the company, that he or it has full authority to sign for the partnership or company and that this Lease binds the partnership or company and all general partners of the partnership or the company and its members. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership or certificate of formation or organization.

17.11 Joint and Several Liability. All parties signing this Lease as Tenant
      ---------------------------
shall be jointly and severally liable for all obligations of Tenant.

17.12 Force Majeure. If Landlord can not perform any of its obligations due to
      -------------
events beyond Landlord's reasonable control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

17.13 Execution of Lease. This Lease may be executed in counterparts and, when
      ------------------
all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

17.14 Survival. All representations and warranties of Landlord and Tenant, and
      --------
all obligations of Tenant to pay Additional Rent hereunder, shall survive the termination of this Lease.

17.15 Examination of Lease. Submission of this Lease to Tenant shall not
      --------------------
constitute an option to lease, and this Lease shall not be effective until execution and delivery by both Landlord and Tenant.

17.16 Security Deposit. The Security Deposit may be in the form of an
      ----------------
unconditional, irrevocable letter of credit from a bank reasonably acceptable to Landlord in Landlord's standard form of letter of credit. The letter of credit shall either provide that it does not expire until the end of the third anniversary of the Lease Term or, if it is for less than such period, shall be renewed by Tenant at least 30 days prior to its expiration during such time. The letter of credit shall decrease on each anniversary of the Lease Commencement Date so that it shall be equal to $500,000 for the first Lease year, $400,000 for the second Lease year, and $250,000 for the third Lease year. Prior to its expiration, Tenant shall deliver to Landlord the amount of one (1) month Base Rent for the remainder of the Term (and any extensions thereof). The letter of credit shall provide that it may be drawn down upon by Landlord at any time Landlord delivers its site draft to the bank. If Landlord sells or conveys the Premises, Tenant shall, at Landlord's request, cooperate in having the letter of credit transferred to the purchaser. If the letter of credit is ever drawn upon by Landlord pursuant to the terms of the Lease and this Section, Tenant shall within ten (10) days thereafter cause the letter of credit to be restored to the amount called for under this Section.

For purposes of this Section 17.16, references to "Security Deposit" shall mean either the applicable letter of credit or the deposit of funds, as applicable. Landlord may, at its option, apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant, cure any other defaults of Tenant, or compensate Landlord for any loss or damage which Landlord may suffer due to Tenant's default. If Landlord shall so use any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's request. No interest shall be paid on the Security Deposit, no trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit, and the Security Deposit may be commingled with other funds of Landlord. Upon expiration or termination of this Lease not resulting from Tenant's default and after Tenant shall have vacated the Premises in the manner required by this Lease, Landlord shall pay to Tenant any balance of the Security Deposit not applied pursuant to this Section 17.16 within thirty
(30) days of vacating the Premises.

17.17 Limitation of Warranties. Landlord and Tenant expressly agree that there
      ------------------------
are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease. Without limiting the generality of the foregoing, Tenant expressly acknowledges that Landlord has made no warranties or representations concerning any hazardous materials or other environmental matters affecting any part of the Property and Landlord hereby expressly disclaims and Tenant waives any express or implied warranties with respect to any such matters. Landlord has provided to Tenant, without representation or warranty, a copy of the Phase I environmental assessment relating to the Premises prepared by Smith Technology Corporation dated April 4, 1997, Project # 05-7937-88, a copy of which is attached hereto as Exhibit I.
                                                  ---------

17.18 No Other Brokers. Tenant represents and warrants to Landlord that the
      ----------------
Brokers are the only agents, brokers, finders or other parties with whom Tenant has dealt who may be entitled to any commission or fee with respect to this Lease or the Premises or the Property. Tenant agrees to indemnify and hold Landlord harmless from any claim, demand, cost or liability, including, without limitation, attorneys' fees and expenses, asserted by any party other than the Brokers based upon dealings of that party with Tenant.

17.19 Landlord's Lien/Security Interest. Tenant hereby grants Landlord a
      ---------------------------------
security interest, and this Lease constitutes a security agreement, within the meaning of and pursuant to the Uniform Commercial Code of the state in which the Premises are situated as to all of Tenant's property situated in, or upon, or used in connection with the Premises (except for merchandise sold in the ordinary course of business) as security for all of Tenant's obligations hereunder, including, without limitation, the obligation to pay rent. Such personalty thus encumbered includes specifically all trade and other fixtures for the purpose of this Section and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. In order to protect such security interest, Tenant shall execute such financing statements and file the same at Tenant's expense at the state and county Uniform Commercial Code filing offices as often as Landlord in its discretion shall require; and Tenant hereby irrevocably appoints Landlord its agent for the purpose of executing and filing such financing statements on Tenant's behalf as Landlord shall deem necessary. Landlord agrees, upon request by Tenant, to subordinate its landlord's lien to any lender or any equipment lender or lessor of Tenant pursuant to Landlord's standard form of subordination, such subordination agreement to be timely executed and delivered by Landlord.

                     SIGNATURE PAGE OF THE LEASE AGREEMENT
                        DATED November 11, 1999, BETWEEN
                         GUS ENTERPRISES - XII, L.L.C.
                                      and
                           CHORUM TECHNOLOGIES, INC.



Signed on November 11, 1999

LANDLORD:

GUS ENTERPRISES - XII, L.L.C.

     By:   Cabot Advisors, Inc., its authorized agent

           By:
                 ----------------------------------
                        President


Signed on November 10, 1999

TENANT:

CHORUM TECHNOLOGIES, INC.

          By:    /s/ Scott Grout
                 -----------------------------------
                 Its: President and CEO

                                  EXHIBIT "A"
                                  -----------

BEING a 6.3925 acre tract of land situated in the Baurch Cantrell Survey, Abstract No. 265 and being all of Lot 9, Block 8 of Corporate Square, Lot 9, Block 8. a Replat of Corporate Square, Lot 9, Block 8, an addition to the City of Richardson, Texas, as recorded in Volume 91207, Page 1606 of Map Records, Dallas County, Texas and being more particularly described as follows:

BEGINNING at a 518 inch iron rod found for corner in the north right-of-way line of Arapaho Road (a variable width R.O.W.) and being in the west line of Duck Creek Channel Drainage Easement (Tract A) as recorded in Volume 78023, Page 299, Deed Records, Dallas County, Texas, said point also being the southeast corner of said Lot 9, Block 8, and bearing South 89 degrees 54 minutes 00 seconds West, a distance of 161.53 feet from the intersection of the north right-of-way line of said Arapaho Road with the west right-of-way line of Plano Road (a 140 foot R.O.W. at this point);

THENCE along the north right-of-way line of said Arapaho Road the following three (3) courses:

(1) South 89 degrees 54 minutes 00 seconds West, a distance of 368.50 feet to a 112 inch iron rod set for corner;

(2) South 00 degrees 06 minutes 00 seconds East, a distance of 10.00 feet to an "X" cut set in concrete for corner;

(3) South 89 degrees 54 minutes 00 seconds West, a distance of 336.36 feet to a 1/2 inch iron rod found for the beginning of a curve to the right having a central angle of 90 degrees 01 minutes 15 seconds, a radius of 25.00 feet and a chord which bears North 45 degrees 05 minutes 22 seconds West, a distance of
35.36 feet;

THENCE northwesterly, along said curve and along said north right-of-way line, an arc distance of 39.28 feet to a 1/2 inch iron rod found for corner in the east right-of-way line of Presidential Drive (a 60 foot R.O.W.);

THENCE North 00 degrees 04 minutes 45 seconds West, along the said east right-of-way line, a distance of 411.09 feet to a 1/2 inch iron rod for the northwest corner of said Lot 9, Block 8;

THENCE North 89 degrees 59 minutes 59 seconds East, a distance of 605.93 feet to a 1/2 inch iron rod found for corner in the west line of said Duck Creek Drainage Easement and being the northeast comer of said Lot 9, Block 8;

THENCE South 06 degrees 04 minutes 45 seconds East, along the west line of said Duck Creek Drainage Easement, a distance of 176.96 feet to a 1/2 inch iron rod found for the beginning of a curve to the left, having a central angle of 22 degrees 01 minutes 15 seconds, a radius of 327.50 feet and a chord which bears South 17 degrees 05 minutes 23 seconds East, a distance of 125.10 feet;

THENCE in a southeasterly direction along the said curve and along said easement line, an arc distance of 125.87 feet to a 5/8 inch iron rod found for corner;

THENCE South 28 degrees 06 minutes 00 seconds East, continuing along said easement line, a distance of 146.56 feet to the POINT OF BEGINNING and containing 278,457 square feet or 6.3925 acres of land, more or less.

                                                                       EXHIBIT B
                                                                       ---------
                                                                    The Premises
                                                                 1303 Arapaho Rd
                                                                  Richardson, TX


                                 [MAP OF AREA]

                                   EXHIBIT C
                             RULES AND REGULATIONS

1. No advertisements, pictures or signs of any sort shall be displayed on or outside the Premises without the prior written consent of Landlord. This prohibition shall include any portable signs or vehicles placed within the parking lot, common areas or on streets adjacent thereto for the purpose of advertising or display. Landlord shall have the right to remove any such unapproved item without notice and at Tenant's expense.

2. Tenant shall not park or store motor vehicles, trailers or containers outside the Premises after the conclusion of normal daily business activity except in approved areas specifically designated by Landlord, acting reasonably.

3. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord without the prior written consent of Landlord. Landlord shall not unreasonably withhold or delay any request by Tenant to add additional roof-mounted HVAC units to the Premises.

4. All window coverings and window films or coatings installed by Tenant and visible from outside of the building require the prior written approval of Landlord. Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections shall be attached to the outside walls of the building.

5. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance on, in or around the Premises unless approved by Landlord. Tenant shall not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

6. Tenant shall not use, keep or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin or other pests. Tenant shall not permit cooking in or about the Premises other than in microwave ovens.

7. Tenant shall not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

8. Tenant shall park motor vehicles only in those general parking areas as designated by Landlord except for active loading and unloading. During loading and unloading of vehicles or containers, Tenant shall not unreasonably interfere with traffic flow within the industrial park and loading and unloading areas of other tenants.

9. Storage of propane tanks, whether interior or exterior, shall be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, shall be provided in areas used for the maintenance and charging of lead-acid batteries. Tenant shall protect electrical panels and building mechanical equipment from damage from forklift trucks.

10. Tenant shall not disturb, solicit or canvas any occupant of the building or industrial park and shall cooperate to prevent same.

11. No person shall go on the roof of the Property without Landlord's permission except to perform obligations under its lease.

12. No animals (other than seeing eye dogs) or birds of any kind may be brought into or kept in or about the Premises.

13. Machinery, equipment and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Premises to such a degree as to be objectionable to Landlord or other tenants or to cause harm to the Premises shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Tenant shall cease using any such machinery which causes objectionable noise and vibration which can not be sufficiently mitigated.

14. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or exterior loading areas overnight.

15. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the industrial park or on streets adjacent thereto.

16. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall use only tires that do not damage the asphalt.

17. Tenant shall be responsible for the safe storage and removal of all pallets. Pallets shall be stored behind screened enclosures at locations approved by the Landlord.

18. Tenant shall be responsible for the safe storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord. Landlord reserves the right to remove, at Tenant's expense and without further notice, any trash or refuse left elsewhere outside of the Premises or in the industrial park.

19. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

20. Tenant shall appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open and implementing the Factory Mutual "Red Tag Alert" system including weekly visual inspection of all sprinkler system valves on or within the Premises.

                                   EXHIBIT D

                         TENANT IMPROVEMENTS/ALLOWANCE
                         -----------------------------

Landlord shall deliver the Premises to Tenant in "broom-clean" condition. Additionally, during the first thirty (30) days of the Lease Term, Landlord shall have the roof inspected. Roof leaks, if any, discovered during such inspection shall be promptly repaired at Landlord's sole cost and expense. Landlord shall repair the exterior walls of the Premises in order to remove the damage caused by the removal of Micrografx signage such that the finish on each exterior wall shall be substantially consistent with the others. Such exterior repair shall be performed at Landlord's sole cost and expense. Landlord agrees to inspect the existing HVAC systems and warrants the existing HVAC systems to be in good working order as of the Lease Commencement Date. If any part of the existing HVAC system requires repair or replacement prior to the first anniversary of the Lease Commencement Date, Landlord, at its sole cost and expense, shall be responsible for repair or replacement of such part. Landlord and Tenant further agree that, in the event such repair or replacement is required to be made prior to the first anniversary of the Lease Commencement Date, Tenant shall have such repair or replacement work completed and shall invoice Landlord for the reasonable costs of such repairs or replacements. Notwithstanding the preceding, except in an emergency (to be determined in Tenant's reasonable discretion), prior to undertaking such repair or replacement work, Tenant shall provide Landlord with a scope of work and an estimation of cost, and Landlord shall have three (3)-business days in which to approve or disapprove such costs, its approval not to be unreasonably withheld.

Other than as set forth above, Landlord shall have no obligation to pay for the construction of Tenant's improvement work ("Tenant's Improvement Work"). However, Landlord agrees to contribute toward the cost of construction of Tenant's Improvement Work an amount up to $630,000 (the "Allowance"). The construction costs may include the following without limitation: costs of labor, contractor's overhead/profit and supervision, construction management fees, taxes, insurance, utility connections and distribution, equipment, supplies and materials furnished for construction of Tenant's Improvement Work; governmental fees and charges for required land surveys, soil and structural reports, permits, plan checks, and inspections for Tenant's Improvement Work; and charges of Tenant's design and engineering professionals. Tenant's Improvement Work shall include any work deemed necessary by Tenant for the operation of its business on the Premises, subject to any governmental requirements and Landlord's prior approval, said approval not to be unreasonably withheld by Landlord.

Prior to commencement of any work, Tenant shall obtain Landlord's approval of final plans and specifications for Tenant's Improvement Work (the "Plans"), which approval shall not be unreasonably withheld, conditioned, or delayed.

Tenant's Improvement Work shall be completed in a professional workmanlike manner utilizing only contractors and subcontractors fully licensed and bonded in the State of Texas and as reasonably approved by Landlord. Tenant shall be responsible for obtaining all required permits and licenses from applicable governmental authorities.

Landlord's payment of the Allowance shall be made promptly from the date invoices are received by Landlord, and Landlord's payment of the Allowance shall be expressly conditioned upon receipt of said invoices. If the Allowance has been totally expended, Landlord (or its agent) shall forward all further invoices which are in Landlord's possession to Tenant for payment by Tenant as required under the terms of this Lease. Prior to any payment of the Allowance, Landlord shall verify the following (with Tenant's cooperation): Tenant's Improvement Work shall have been substantially completed in accordance with the Plans and any governmental requirements; and all mechanics lien rights of all contractors, suppliers, subcontractors, or materialmen furnishing labor, supplies or materials in the construction or installation of Tenant's Improvement Work have been unconditionally waived, released, or extinguished.

Tenant shall have the right, at its sole cost and expense, and subject to Landlord's prior design approval and any applicable governmental requirements or limitations, to paint the accent stripe on the exterior of the Premises in a color consistent with Tenant's logo.

                                   EXHIBIT E

                               GUARANTY OF LEASE

                             INTENTIONALLY DELETED

                                   EXHIBIT F
                   HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as lessee. After a lease agreement is signed by you and the Landlord (the "Lease"), on an annual basis in accordance with the provisions of Article 9 of the signed Lease, you are to provide an update to the information initially provided by you in this certificate. The information contained in the Initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchasers) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, members, partners, shareholders, advisors or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:  Cabot Advisors
           Two Center Plaza
           Boston, MA 02108
           Attn: Jeffrey Swanson

                    PLEASE COMPLETE FROM THIS POINT FORWARD

Name of Tenant:

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of Premises:

Length of Initial Term:

I . GENERAL INFORMATION

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, services and activities to be provided or otherwise conducted. Existing lessees should describe any proposed changes to on-going operations.



2.  USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing lessees should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes                  Yes [ ]   No [ ]
Chemical Products       Yes [ ]   No [ ]
Other                   Yes [ ]   No [ ]

If yes is marked, please explain:


2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing lessees should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year's certificate.

3.  STORAGE TANKS AND SUMPS

3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing lessees should describe any such actual or proposed activities.

Yes [ ]  No [ ]

If yes is marked, please explain:

4.  WASTE MANAGEMENT

4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing lessees should describe any additional identification numbers issued since the previous certificate.

                        Yes [ ]  No [ ]

4.2 Has your company filed a biennial or quarterly report as a hazardous waste generator? Existing lessees should describe any new reports filed.

                        Yes [ ]  No [ ]

    If yes, attach a copy of the most recent report filed.

5.  WASTEWATER TREATMENT AND DISCHARGE

5.1 Will your company discharge wastewater or other wastes to:

storm drain?        sewer?
surface water?      no wastewater or other
                    wastes discharged.

Existing lessees should indicate actual discharges. If so, describe the nature and return of any proposed or actual discharge(s).

5.2 Will any such wastewater or waste be treated before discharge?

                        Yes [ ]  No [ ]

If yes, describe the type of treatment proposed to be conducted. Existing lessees should describe the actual treatment conducted.


6.  AIR DISCHARGES

6.1 Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air, and will such air emissions be monitored? Existing lessees should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

                        Yes [ ]  No [ ]

If yes, please describe:

6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing lessees should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)
Dip tank(s)
Drying oven(s)
Incinerator(s)
Other (Please Describe)
No Equipment Requiring Air Permits

If yes, please describe:

7.  HAZARDOUS MATERIALS DISCLOSURE

7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements? Existing lessees should indicate whether or not a Management Plan is required and has been prepared.

                        Yes [ ]  No [ ]

If Yes, attach a copy of the Management Plan. Existing lessees should attach a copy of any required updates to the Management Plan.

7.2 [Applicable to California only] Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing lessees should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

                        Yes [ ]  No [ ]

If yes; please describe:

8.  ENFORCEMENT ACTIONS AND COMPLAINTS

8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing lessees should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.
                        Yes [ ]  No [ ]

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing lessees should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Article 9 of the Lease.

8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

                        Yes [ ]  No [ ]

    If yes, describe any such lawsuits and attach copies of the complaint(s), cross complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing lessees should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of
    Article 9 of the Lease.

8.3 Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety concerns? Existing lessees should indicate whether or not there have been any such problems or complaints from adjacent tenant, owners or other neighbors at, about or near the Premises.

                        Yes [ ]  No [ ]

If yes, please describe. Existing lessees should describe any such problems or complaints not already disclosed to Landlord under the provisions of the Lease.

9.  PERMITS AND LICENSES

9.1 Attach copies of all Hazardous Materials permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing lessees should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease, and will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Article 9 of the Lease. The undersigned further acknowledges and agrees that the Landlord and its partners, members, lenders, employees, agents and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease and the continuance thereof throughout the term, and any renewals thereof, of the Lease. I (print name) _____________ acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

TENANT:

By:________________________
Its:_______________________

Date:____________________

                                   EXHIBIT G
                             RIGHT OF FIRST REFUSAL

(a) "Offered Space" shall mean any space in the building commonly referred to as
     -------------
1301 East Arapaho Road, Richardson, Texas.

(b) Provided that as of the date of the giving of Landlord's Notice, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (z) no event of default or event which but for the passage of time or the giving of notice, or both, would constitute an event of default has occurred and is continuing, if at any time during the Lease Term any lease for any portion of the Offered Space shall expire and if Landlord intends to enter into a lease (the "Proposed Lease") for such Offered Space with anyone (a "Proposed Tenant"), Landlord shall first offer to Tenant the right to lease the Offered Space upon all the terms and conditions of the Proposed Lease.

(c) Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the "Offer Notice") which offer shall designate the space
                         ------------
being offered and shall specify the terms for such Offered Space which shall be the same as those set forth in the Proposed Lease. Tenant may accept the offer set forth in the Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called "Tenant's Notice") of such offer within 5
                                ---------------
business days after delivery by Landlord of the Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant's Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Exhibit with respect to the Offered Space designated in the Offer Notice, Landlord shall be under no further obligation with respect to such space by reason .of this Addendum. In order to send the Offer Notice, Landlord does not need to have negotiated a complete lease with the Proposed Tenant but may merely have agreed upon the material economic terms for the Proposed Lease, and Tenant must make its decision with respect to the Offered Space as long as it has received a description of such material economic terms.

(d) Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space.

(e) If Tenant at any time after the third anniversary of the Lease Commencement Date declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Exhibit, and Landlord shall be free to lease the Offered Space to the Proposed Tenant including on terms which may be less favorable to Landlord than those set forth in the Proposed Lease.

                                   EXHIBIT H

                                OPTION TO EXTEND

A. Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant is the Tenant originally named herein (or a permitted assignee of Tenant under the Lease), (y) Tenant (or a permitted assignee of Tenant under the Lease) actually occupies substantially all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no material Event-of Default exists (including the passage of any applicable curative period, if any), then ,Tenant shall have the right to extend the Primary Term for an additional term of two (2) years (such additional term is hereinafter called the "Extension Term") commencing on the day following
                                --------------
the expiration of the Term (hereinafter referred to as the "Commencement Date of
                                                            --------------------
the Extension Term"). Tenant shall send Landlord notice (hereinafter called the
------------------
"Extension Notice") of its election to extend the Term of the Lease at least
 ----------------
eight (8) months prior to the scheduled expiration date of the Term.

B. The Base Rent payable by Tenant to Landlord during the Extension Term shall be equal to $54,155.57 per month or $649,866.84 per year.

C. The determination of Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for costs and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such costs and other items with respect to the Premises during the Extension Term.

D. Except for the Base Rent as set forth above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the Term; provided, however, Tenant shall have no further right to any options to renew or extend the Lease.

E. If Tenant does not send the Extension Notice within the period set forth in Paragraph (A) above, Tenant's right to extend the Term for the Extension Term shall automatically terminate. Time is of the essence as to the sending of the Extension Notice.

F. Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the-Commencement Date of the Extension Term in their then "as-is" condition.

G. If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Term and the other provisions applicable thereto.

H. If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Exhibit H, the term "Term" as used in the Lease, shall be construed to include, to the extent applicable, the Extension Term, except as provided in (D) above.

                                   EXHIBIT I

                            ENVIRONMENTAL ASSESSMENT

                               The Morse Company
                        Corporate Real Estate Solutions



April 27, 2000



Mr. Tyler Dawson
CHORUM TECHNOLOGIES, INC.
1303 East Arapaho Road
Richardson, Texas 75081

Re: Second Amendment to the Lease Dated November 11, 1999 between GUS Enterprises and Chorum Technologies, Inc.

Dear Tyler:

Enclosed is one (1) fully executed Second Amendment for the expansion space for your corporate headquarters at 1301 East Arapaho Road. We appreciate the opportunity to work with you and Chorum on this expansion and will be available to you at anytime should you have questions or we can be of further assistance.

Thanks for your efforts and your patience.

Very truly yours,
The Morse Company

     /s/ Scott A. Morse

Scott A. Morse, CCIM
President

SAM:mm

Enclosures

                      SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment To Lease Agreement (this "Amendment") is made and entered into by and between Gus Enterprises - XII, L.L.C., a New Jersey limited liability company (hereinafter "Landlord") and Chorum Technologies, Inc., a Delaware corporation (hereinafter "Tenant").

                                   RECITALS:
                                   --------

A. Landlord and Tenant have previously entered into that certain Lease Agreement dated as of November 11, 1999 as amended (the "Lease"), pursuant to which Landlord leases to Tenant 56,023 square feet of office, laboratory and light manufacturing space in that certain property commonly referred to as 1301 and 1303 East Arapaho Road, Richardson, Texas 75081 (the "Existing Premises"), all as more particularly described in the Lease; and

B. Landlord and Tenant desire to enter into this Amendment for the purpose of evidencing their mutual understanding and agreements with respect to the expansion of the Premises to include that approximately 11,484 square feet of space in the building commonly referred to as 1301 East Arapaho Road, Richardson, Texas 75081, such expansion space more particularly depicted on attached Exhibit A (the "Expansion Premises"), on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Recitals. The Recitals set forth above are incorporated by reference herein
    ---------
as a substantive part of this Amendment.

2.  Defined Terms. Any capitalized terms not otherwise defined herein
    -------------
shall have the meaning set forth in the Lease.

3.  Expansion Premises. Effective as of the Expansion Commencement
    ------------------
Date (hereinafter defined), (i) Tenant shall lease from Landlord and Landlord shall lease to Tenant, pursuant to the terms of the Lease (as herein modified), the Expansion Premises. The "Expansion Commencement Date" shall mean May 1, 2000, subject to the provisions of this Paragraph 3. From and after the Expansion Commencement Date, all references in the Lease to the "Premises" shall mean and refer to the Expansion Premises, as well as the Existing Premises, except as set forth in this Amendment. Tenant acknowledges and agrees that its use of the Expansion Premises, as well as the Existing Premises, shall be restricted to the permitted uses of the Existing Premises as set forth in the Lease.

4.  Expansion Term; Basic Rent for the Expansion Term. The period of
    -------------------------------------------------
time from the Expansion Commencement Date through and including April 30, 2003, shall be referred to herein as the "Expansion Term". Basic Rent pertaining to the Expansion Premises for the Expansion Term shall be equal to $12,441.00 per month. Rent for any partial month shall be prorated.

5.  Tenant's Proportionate Share. From and after the Expansion
    ----------------------------
Commencement Date, Tenant's Proportionate Share for the Expansion Premises shall be equal to 20.29%.

6.  Condition of the Premises; Landlord's Work. Tenant agrees and
    ------------------------------------------
acknowledges that Landlord is making no warranties, expressed or implied, as to the suitability of the Expansion Premises for any particular use, and Landlord shall have no obligation with respect to the improvement or refurbishment of the Expansion Premises, except as provided on Exhibit B attached hereto.
                                          ---------

7.  Security Deposit. Upon execution of this Amendment by all
    ----------------
parties, Tenant shall deposit with the Landlord $12,441.00 (one month Base Rent) as a Security Deposit. Upon expiration of termination of the Expansion Term, not resulting from Tenant's default and after Tenant shall have vacated the Premises, in the manner required by the Lease, Landlord shall pay to Tenant any balance of the Security Deposit not applied pursuant to this section or Section
17.16 of the Lease within thirty (30) days of vacating the Expansion Premises. It is the intent that the terms and conditions set out in Section 17.16 of the Lease apply to the Expansion Premises as well.

8.  Right to Extend. With respect to the Expansion Premises, Tenant
    ---------------
shall have one (1) right to extend the Expansion Term for a period of twenty
(20) months as more particularly set out on Exhibit C attached hereto.
                                            ----------

9.  Additional Parking Spaces. An additional 45 parking spaces shall
    -------------------------
be allocated to Tenant.

10. Ratification. Landlord and tenant hereby confirm that, except as
    ------------
amended herein, the Lease remains in full force and effect, as written, and Landlord and Tenant hereby ratify, approve and confirm the Lease in every respect. In the event of any conflicts or inconsistencies between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control.

11. Entire Agreement. Landlord and Tenant hereby agree that the Lease
    ----------------
and this Amendment represent the entire agreement between the parties with respect to the Premises, and the Lease, as amended by this Amendment, may not be changed, modified or altered except by written agreement signed by Landlord and Tenant.

12. Governing Law. This Agreement shall be construed under and
    -------------
enforceable in accordance with the laws of the State of Texas. This Amendment shall be binding upon and shall inure to the benefit of the Landlord and Tenant and their respective successors and assigns.

13. Counterparts. This Amendment may be executed by the parties
    ------------
hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment To Lease Agreement to be effective as of the latest date of execution evidenced below.

LANDLORD:                                      TENANT:

GUS ENTERPRISES - XII, L.L.C.                  CHORUM TECHNOLOGIES, INC.

By:  Cabot Advisors, Inc., its
     authorized agent

     By:    /s/ Janine M. Cobb                 By:   /s/ Tyler Dawson
            ----------------------------             ----------------------


     Name:  Janine M. Cobb                     Name:  Tyler Dawson
            ----------------------------              ---------------------


     Title: President                          Title: VP Operations
            ----------------------------              ---------------------


     Date:  4/25  , 2000                       Date:  4/24  , 2000
            ----------------------------              ---------------------

                                   EXHIBIT B

                    TENANT IMPROVEMENTS/ALLOWANCE

Landlord shall deliver the Expansion Premises to Tenant in "broom clean" condition. Landlord shall have no obligation to pay for the construction of Tenant's improvement work ("Tenant's Improvement Work"). However, Landlord
                            -------------------------
agrees to contribute toward the cost of construction of Tenant's Improvement Work an amount up to $287,100.00 (the "Allowance") for construction commenced
                                       ---------
during the Expansion Term. The construction costs shall include the following without limitation: costs of labor, contractor's overhead/profit and supervision, conviction management fees, taxes, insurance, utility connections and distribution, equipment, supplies and materials furnished for construction of Tenant's Improvement Work; governmental fees and charges for required land surveys, permits, plan checks, and inspections for Tenant's Improvement Work; and charges of Tenant's design and engineering professionals. Tenant's Improvement Work shall include any work deemed necessary by Tenant for the operation of its business on the Expansion Premises, subject to any governmental requirements and Landlord's prior approval, said approval not to be unreasonably withheld by Landlord.

Prior to commencement of any work, Tenant shall obtain Landlord's approval of final plans and specifications for Tenant's Improvement Work (the "Plans"),
                                                                   -----
which approval shall not be unreasonably withheld, conditioned or delayed.

Tenant's Improvement Work shill be completed in a professional workmanlike manner utilizing only contractors and subcontractors fully 1icsensed and bonded in the State of Texas and as reasonably approved by Landlord and as required under this; Lease. Tenant shall be responsible for obtaining all required permits and licenses from applicable governmental authorities.

Landlord's payment of the Allowance shall be made thirty (30) days after Landlord receives proof of completion and evidence that Tenant has paid all invoices in connection with Tenant's Improvement Work. Prior to any payment of the Allowance, Landlord shall verify the following (with Tenant's cooperation):
Tenant's Improvement Work shall have been substantially completed in accordance with the Plans and any governmental requirements; and all mechanic's lien rights of all contractors, suppliers, subcontractors, or materialmen furnishing labor, supplies or materials in the construction or installation of Tenant's Improvement Work have been unconditionally waived, released, or extinguished.

                                   EXHIBIT C

                                RIGHT TO EXTEND

1. Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant is the Tenant originally named herein (or a permitted assignee of Tenant under the Lease), (y) Tenant (or a permitted assignee of Tenant under the Lease) actually occupies all of the Premises initially demised under the Lease and any space added to the Premises, and (z) no event of default exists (including the passage of any applicable curative period, if any), then Tenant shall have the right to extend the term of the Expansion Term for an additional term of twenty (20) months (such additional term is hereinafter called the "Extension Term") commencing on the day following the expiration of the Expansion Term (hereinafter referred to as the "Commencement Date of the Extension Term"). Tenant shall send Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of the Lease at least nine (9) months prior to the scheduled expiration date of the Expansion Term.

2. The Base Rent payable by Tenant to Landlord during the Extension Term shall be equal to the Market Rate (hereinafter defined) as of the first day of the Extension Term. Within thirty (30) days after receipt of the Extension Notice, Landlord shall determine and send Tenant written notice of Landlord's good faith estimate of prevailing market rents for space similar to the Premises within a one (1) mile radius of the Premises (space "similar to the Premises" for purposes of this rental determination shall refer to office, laboratory, light manufacturing or bulk distribution/warehouse space in buildings possessing similar characteristics in age, size, location, and interior/exterior condition) for a renewal term similar to the Extension Term with comparable terms and conditions. Tenant shall then have a period of thirty (30) days within which to in good faith accept or reject in writing Landlord's estimate of prevailing market rents. Failure of Tenant to send such notice shall be deemed an approval by Tenant of Landlord's estimate. If Tenant timely notifies Landlord that Tenant in good faith rejects Landlord's estimate, Landlord and Tenant shall endeavor for a period of thirty (30) days to reach agreement on prevailing market rents. If Landlord and Tenant are unable to reach agreement on prevailing market rents within such thirty (30) day period, the determination of prevailing market rents shall be resolved by binding arbitration as provided below. Landlord's estimate of prevailing market rents, if accepted .(or deemed accepted) by Tenant as above provided, or prevailing market rents as determined either by Landlord and Tenant, or by binding arbitration pursuant to this Addendum, shall be herein referred to as the "Market Rate." Notwithstanding anything to the contrary in
                    -----------
this Exhibit, in no event shall the Market Rate be less than the Base Rent owing by Tenant at the expiration of the Expansion Term.

If pursuant to the foregoing provisions of this Section the determination of prevailing market rents is to be resolved by binding arbitration, such arbitration shall be conducted in accordance with the terms of this paragraph. Landlord and Tenant shall each select a competent, qualified arbitrator who shall be an M.A.I. appraiser and, if such arbitrators are unable to reach agreement within fifteen (15) days, the first two arbitrators shall: (i) if the recommendations as to the prevailing market rent of the two arbitrators are amounts within ten percent (10%) of the other, add the two recommendations and divide by two to get a binding determination or (ii) if the recommendations are not within ten percent (10%) of the other, appoint a third arbitrator who shall be an M.A.I. appraiser (or if they are unable to agree upon a third arbitrator, either may apply to the Chief Judge of the applicable district court under which jurisdiction the Premises is subject, and such judge shall appoint the third arbitrator). Within ten (10) days after his appointment, the third arbitrator shall consult with the first two arbitrators and the third arbitrator shall choose, as a final resolution of such dispute, the recommendation of one of the first two arbitrators, without modification, as such third arbitrator may deem most appropriate under all of the circumstances. The decision of the

       Approval for lease of 11,484 square feet in 1301 Arapaho building.
                 (amendment to original lease of 1303 Arapaho)



     /s/ Tyler Dawson                                           4/24/00
-----------------------------------------------------------------------
Tyler Dawson                                                    Date

     /s/ Kent Coker                                             4/24/00
-----------------------------------------------------------------------
Kent Coker                                                      Date

     /s/ Scott Grout                                            4/24/00
-----------------------------------------------------------------------
Scott Grout                                                     Date

                      THIRD AMENDMENT TO LEASE AGREEMENT


THIS THIRD AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into between GUS ENTERPRISES - XII, L.L.C., a New Jersey limited liability company ("Landlord"), and CHORUM TECHNOLOGIES, INC., a Delaware corporation ("Tenant").


                                   RECITALS:

A. Landlord and Tenant have entered into that certain Lease Agreement dated as of November 11,1999, as amended by Amendment to Lease Agreement dated as of February 9, 2000, and Second Amendment to Lease Agreement dated as of April 25, 2000 (the "Lease"), pursuant to which Landlord is currently leasing to Tenant
(a) approximately 56,023 square feet of space comprising that certain property commonly known as 1303 East Arapaho Road, Richardson, Texas 75081 (the "1303 Premises") and (b) approximately 11,484 square feet of space in that certain property commonly known as 1301 East Arapaho Road, Richardson, Texas 75801 (the "1301 Premises"), all as more particularly described in the Lease (collectively, the "Existing Premises").

B. Landlord and Tenant desire to enter into this Amendment for the purpose of evidencing their mutual understanding and agreements with respect to the expansion of the Existing Premises to include that approximately 45,129 square feet of space in the building commonly referred to as 1301 East Arapaho Road, Suite 100, Richardson, Texas, adjacent to the 1301 Premises and comprising the remainder of the 1301 building (the "Additional Expansion Premises"), the extension of the Lease, and certain modifications to the terms and provisions of the Lease.

NOW, THEREFORE, in consideration of Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Except as otherwise expressly provided in this Amendment, all defined terms used herein shall have the same respective meanings as are provided for such defined terms in the Lease.

2. Recitals. The above Recitals are incorporated into this Amendment as a substantive part hereof.

3. Additional Expansion Premises. Subject to the terms and conditions of this Amendment, effective as of October 1, 2000 (the "Additional Expansion Commencement Date"), Tenant shall lease from Landlord and Landlord shall lease to Tenant, pursuant to the terms of the Lease (as herein modified), the Additional Expansion Premises. Subject to the terms of this Amendment, from and after the Additional Expansion Commencement Date, all references in the Lease to the "Premises" shall mean the Existing Premises and the Additional Expansion Premises together (a total of approximately 112,636 square feet of space). Tenant acknowledges and agrees that its use of the Additional Expansion Premises shall be restricted to the permitted uses of the Existing Premises as set forth in the Lease.

The Additional Expansion Premises is currently occupied by another tenant (the "Existing Tenant"). The Existing Tenant has vacated the Additional Expansion Premises, and Landlord expects to enter into a termination agreement with the Existing Tenant relating to the Additional Expansion Premises (the "Termination Agreement") on or before September 30, 2000. In the event Landlord and the Existing Tenant have not entered into the Termination Agreement by such date, the Additional Expansion Commencement Date shall be the date one (1) day business day after the effective date of the Termination Agreement. Tenant and Landlord agree to execute an amendment to the Lease setting forth the Additional Expansion Commencement Date if such date is not October 1, 2000. In the event the Additional Expansion Commencement Date has not occurred by November 1, 2000, Tenant shall have the right to terminate this Amendment by providing written notice to Landlord prior to the Additional Expansion Commencement Date. In the event the Additional Expansion Commencement Date has not occurred by January 1, 2001, Landlord shall have the right to terminate this Amendment by providing written notice to Tenant prior to the Additional Expansion Commencement Date. So long as Landlord exercises commercially reasonable efforts to reach agreement with the Existing Tenant on a Termination Agreement, Landlord shall not otherwise be or become liable for any damages incurred by Tenant as a result of its inability to use and occupy the Additional Expansion Premises.

4. Additional Expansion Term; Extension of the Term as to the 1301 Premises. The Term of the Lease as it relates to the Additional Expansion Premises shall run from the Additional Expansion Commencement Date to expire sixty (60) months thereafter (the "Additional Expansion Term"). As an example, if the Additional Expansion Commencement Date is October 1, 2000, the Additional Expansion Term shall expire on September 30, 2005.

The Term of the Lease as it relates to the 1301 Premises is scheduled to expire on April 30, 2003. From and after the Additional Expansion Commencement Date, the Term of the Lease as it relates to the 1301 Premises shall be extended to run coterminously with the Additional Expansion Term and expire at the same time as the Additional Expansion Term. Base Rent and the tenant improvement allowance for the 1301 Premises shall remain the same for the Additional Expansion Term.

5. Base Rent for the Additional Expansion Premises. Base Rent for the Additional Expansion Premises during the Additional Expansion Term shall be equal to $47,009.38 per month (plus any applicable sales and/or rental tax). The Base Year for the Additional Expansion Premises shall continue to be 2000 as with the Existing Premises.

6. Security Deposit. Within fifteen (15) days of execution of this Amendment by both Landlord and Tenant, Tenant shall deliver to Landlord an additional security deposit in the amount of $200,000 (the "Additional Security Deposit"). The Additional Security Deposit may be in the form of an unconditional, irrevocable letter of credit from a bank reasonably acceptable to Landlord in Landlord's standard form of letter of credit. Said letter of credit shall either provide that it does not expire until the expiration of the Additional Expansion Term or, in the alternative, shall be renewed by Tenant at least 30 days prior to its expiration during such time.

Said letter of credit shall provide that it may be drawn down upon by Landlord at any time Landlord delivers its site draft to the bank. If Landlord sells or conveys the Premises, Tenant shall, at Landlord's request, cooperate in having said letter of credit transferred to the purchaser. If the letter of credit is ever drawn upon by Landlord pursuant to the terms of the Lease and this Paragraph, Tenant shall within ten (10) days thereafter cause the letter of credit to be restored to the amount called for under this Paragraph.

7. Condition of the Additional Expansion Premises; Allowance. Tenant agrees and acknowledges that Landlord is making no warranties, expressed or implied, as to the suitability of the Additional Expansion Premises for any particular use, and Landlord shall have no obligation with respect to the improvement or refurbishment of the Additional Expansion Premises, except as provided on Exhibit A attached hereto or as otherwise set forth in this Paragraph.

Prior to November 1, 2000, Landlord shall clean, repair and service all existing HVAC units for the Additional Expansion Premises to enable Tenant to obtain a service agreement on each unit for the balance of the term. Subject to the terms of this Paragraph, Tenant shall be responsible for all maintenance and repair of such units. Landlord hereby warrants the existing HVAC units in the Additional Expansion Premises to be in good working order as of the Additional Expansion Commencement Date. If any part of the existing HVAC system in the Additional Expansion Premises requires repair or replacement prior to the first anniversary of the Additional Expansion Commencement Date, Landlord, at its sole cost and expense, shall be responsible for repair or replacement of such part. Landlord and Tenant further agree that, in the event such repair or replacement is required to be made prior to the first anniversary of the Additional Expansion Commencement Date, Tenant shall have such repair or replacement work completed and shall invoice Landlord for the reasonable costs of such repairs or replacements. Notwithstanding the preceding, except in an emergency (to be determined in Tenant's reasonable discretion), prior to undertaking such repair or replacement work, Tenant shall provide Landlord with a scope of work and an estimation of cost, and Landlord shall have three (3) business days in which to approve or disapprove such costs, its approval not to be unreasonably withheld.

Prior to November 1, 2000,: Landlord shall replace or repair, as needed, the outside doors to the Additional Expansion Premises to make them operational and repair any roof or window leaks in the Additional Expansion Premises. Additionally, at Landlord's sole cost and expense, Landlord shall remove the existing sign on the 1301 Arapaho Road building and shall repair the damage to the exterior wall caused by the removal of such signage such that the exterior finish shall be substantially consistent with the other three (3) walls.

8. Parking. Tenant shall have the right to use all of the parking and loading areas on the Property.

9. Right to Extend. With respect to the Additional Expansion Premises, Tenant shall have one (1) right to extend the Additional Expansion Term for a period of sixty (60) months as more particularly set out on Exhibit B attached hereto.

10. Tenant's Pro Rata Share. From and after the Additional Expansion Commencement Date, Tenant's Pro Rata Share shall be 100%.

11. Painting of Exterior. Tenant is hereby granted the right to paint the exterior of the building located at 1301 Arapaho Road to make it consistent with the general appearance of the 1303 Arapaho Road building, including the addition of a blue stripe around the 1301 Arapaho Road building, consistent with that around the 1303 Arapaho Road building.

12. Ratification. Landlord and Tenant hereby confirm that; except as amended, the Lease remains in full force and effect, as written, and Landlord and Tenant hereby ratify, approve and confirm the Lease in every respect. In the event of any conflicts or inconsistencies between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control.

13. Entire Agreement. Landlord and Tenant hereby agree that the Lease and this Amendment represent the entire agreement between the parties with respect to the Premises, and the Lease, as amended by this Amendment, may not be changed, modified or altered except by written agreement signed by Landlord and Tenant.

14. Governing Law. This Amendment shall be construed under the and enforceable in accordance with the laws of the State of Texas. This Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

15. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Amendment to be effective as of the latest date of execution reflected below (the "Effective Date").

LANDLORD:                                      TENANT:

GUS ENTERPRISES - XII, L.L.C.                  CHORUM TECHNOLOGIES, INC.

By:  Cabot Advisors, Inc., its
     authorized agent

                                               By:   /s/ Tyler Dawson
                                                     ----------------------
     By:    /s/ Janine M. Cobb
            ----------------------------
                                               Name:
                                                      ---------------------
     Name:
            ----------------------------
                                               Title: VP Operations
                                                      ---------------------
     Title: President
            ----------------------------
                                               Date:  September 25, 2000
                                                      ---------------------
     Date:  September 29, 2000
            --------------------------

                                   EXHIBIT A


                         TENANT IMPROVEMENTS/ALLOWANCE


Landlord shall deliver the Additional Expansion Premises to Tenant in "broom clean" condition. Landlord shall have no obligation to pay for the construction of Tenant's improvement work ("Tenant's Improvement Work"). However, Landlord agrees to contribute toward the cost of construction of Tenant's Improvement Work an amount up to $225,645.00 (the "Allowance") for construction commenced during the Additional Expansion Term. The construction costs shall include the following without limitation: costs of labor, contractor's overhead/profit and supervision, construction management fees, taxes, insurance, utility connections and distribution, equipment, supplies and materials furnished for construction of Tenant's Improvement Work; governmental fees and charges for required land surveys, permits, plan checks, and inspections for Tenant's Improvement Work; and charges of Tenant's design and engineering professionals. Tenant's Improvement Work shall include any work deemed necessary by Tenant for the operation of its business in the Additional Expansion Premises, including building signage, subject to any governmental requirements and Landlord's prior approval, said approval not to be unreasonably withheld by Landlord.

Prior to commencement of any work, Tenant shall obtain Landlord's approval of final plans and specifications for Tenant's Improvement Work (the "Plans"), which approval shall not be unreasonably withheld, conditioned or delayed.

Tenant's Improvement Work shall be completed in a professional workmanlike manner utilizing only contractors and subcontractors fully licensed and bonded in the State of Texas and as reasonably approved by Landlord and as required under this Lease. Tenant shall be responsible for obtaining all required permits and licenses from applicable governmental authorities.

Landlord's payment of the Allowance shall be made thirty (30) days after Landlord receives proof of completion and evidence that Tenant has paid all invoices in connection with Tenant's Improvement Work. Prior to any payment of the Allowance, Landlord shall verify the following (with Tenant's cooperation):
Tenant's Improvement Work shall have been substantially completed in accordance with the Plans and any governmental requirements; and all mechanics lien rights of all contractors, suppliers, subcontractors, or materialmen furnishing labor, supplies or materials in the construction or installation of Tenant's Improvement Work have been unconditionally waived, released, or extinguished.